VARIABLE ANNUITY BASIC MATERIALS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.9%

Eastman Chemical Co.†

10,027

$

626,186

Sealed Air Corp.†

24,559

620,115

ArcelorMittal†

41,482

$

3,393,228

MeadWestvaco Corp.

22,675

617,213

Rio Tinto PLC — SP ADR†

7,167

2,951,657

Ball Corp.†

13,294

610,726

Monsanto Co.†

18,539

2,067,098

Harmony Gold Mining Co. Ltd.

Potash Corporation of

— SP ADR*†

50,075

592,888

Saskatchewan

13,090

2,031,699

FMC Corp.

10,582

587,195

The Mosaic Co.*

18,416

1,889,482

Martin Marietta Materials, Inc.†

5,493

583,192

E.I. du Pont de Nemours and

Crown Holdings, Inc.*†

23,013

579,007

Co.

39,362

1,840,567

Lubrizol Corp.

10,186

565,425

Freeport-McMoRan Copper &

Commercial Metals Co.

18,412

551,808

Gold, Inc. — Class B†

17,673

1,700,496

Century Aluminum Co.*†

8,160

540,518

Dow Chemical Co.†

45,121

1,662,709

Airgas, Inc.

11,847

538,683

Alcoa, Inc.

45,416

1,637,701

Randgold Resources Ltd. — SP

Southern Copper Corp.†

15,575

1,617,152

ADR

11,590

537,081

Barrick Gold Corp.†

36,679

1,593,703

International Flavors &

Goldcorp, Inc.†

38,769

1,502,299

Fragrances, Inc.†

11,920

525,076

Praxair, Inc.

16,960

1,428,541

Pactiv Corp.*

19,796

518,853

Nucor Corp.†

20,407

1,382,370

Albemarle Corp.†

14,190

518,219

Cemex SA de CV — SP

Silver Wheaton Corp.*†

33,058

513,391

ADR*†

50,839

1,327,915

Ashland, Inc.

10,474

495,420

Air Products & Chemicals, Inc.

13,537

1,245,404

Nalco Holding Co.†

23,179

490,236

United States Steel Corp.

9,371

1,188,899

Pan American Silver Corp.*

12,660

485,764

Newmont Mining Corp.†

24,519

1,110,711

Domtar Corp.*†

70,050

478,442

Weyerhaeuser Co.†

16,102

1,047,274

Rockwood Holdings, Inc.*†

14,319

469,234

Kinross Gold Corp.†

45,876

1,014,318

AptarGroup, Inc.†

11,836

460,775

Agnico-Eagle Mines Ltd.

14,044

950,919

Cytec Industries, Inc.

8,485

456,917

Rohm & Haas Co.†

17,557

949,483

Bemis Co.†

17,914

455,553

Yamana Gold, Inc.†

63,797

932,712

Sonoco Products Co.

15,851

453,814

Owens-Illinois, Inc.*

16,383

924,493

RPM International, Inc.†

21,215

444,242

International Paper Co.†

32,864

893,901

Eldorado Gold Corp.*

65,125

444,153

Cia de Minas Buenaventura SA

Carpenter Technology Corp.†

7,788

435,894

— SP ADR†

12,660

867,210

Terra Industries, Inc.*†

11,760

417,833

PPG Industries, Inc.

14,329

867,048

Hercules, Inc.†

22,668

414,598

Ecolab, Inc.†

19,800

859,914

Valspar Corp.†

20,134

399,459

Agrium, Inc.†

13,567

842,646

Packaging Corporation of

AK Steel Holding Corp.†

15,290

832,082

America

17,783

397,094

Sigma-Aldrich Corp.†

13,948

831,998

Scotts Miracle-Gro Co. —

Steel Dynamics, Inc.

23,696

782,916

Class A

12,145

393,741

Gold Fields Ltd. — SP ADR

55,239

763,955

Quanex Corp.†

7,530

389,602

Allegheny Technologies, Inc.†

10,270

732,867

Coeur d'Alene Mines Corp.*†

95,070

384,083

Vulcan Materials Co.†

11,006

730,798

Chemtura Corp.†

52,212

383,236

Cleveland-Cliffs, Inc.

6,064

726,588

Silgan Holdings, Inc.†

7,692

381,754

AngloGold Ashanti Ltd. — SP

Iamgold Corp.

50,007

366,551

ADR†

21,250

721,650

Smurfit-Stone Container

Celanese Corp.

17,738

692,669

Corp.*†

46,803

360,383

Reliance Steel & Aluminum

Cabot Corp.

12,799

358,372

Co.

10,988

657,742

Silver Standard Resources,

CF Industries Holdings, Inc.†

6,200

642,444

Inc.*†

11,542

350,069

Huntsman Corp.

26,650

627,607

Titanium Metals Corp.†

23,254

349,973

OM Group, Inc.*

6,130

334,330

1

VARIABLE ANNUITY BASIC MATERIALS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Shares

Value

Temple-Inland, Inc.

21,721 $

________

276,291

Total Common Stocks

(Cost $50,076,221)

________

71,618,254

Face

Amount

REPURCHASE AGREEMENTS 0.8%

Collateralized by U.S. Treasury

Obligations

Lehman Brothers Holdings, Inc.

issued 03/31/08 at 1.15% due

04/01/08

$

551,065 $

551,065

Total Repurchase Agreements

(Cost $551,065)

________

551,065

SECURITIES LENDING COLLATERAL 36.1%

Investment in Securities Lending Short

Term

Investment Portfolio held

by U.S. Bank

25,902,136

25,902,136

Total Securities Lending Collateral

(Cost $25,902,136)

25,902,136

Total Investments 136.8%

(Cost $76,529,422)

$

________

98,071,455

Liabilities in Excess of Other

Assets – (36.8)%

$    (26,387,461)

________

Net Assets – 100.0%

$

71,683,994

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at March 31, 2008.

ADR - American Depository Receipt

2